                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            TRANS-INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                            TRANS-INDUSTRIES, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

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


                             TRANS-INDUSTRIES, INC.


                               __________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               __________________



To the Stockholders of
TRANS-INDUSTRIES, INC.

       Notice is hereby given that the Annual Meeting of Stockholders of Trans-Industries, Inc. will be held at the Northfield Hilton, 5500 Crooks Rd., Troy, Michigan, on May 24, 1995 at 11:00 a.m., for the following purposes:

       1.  To elect four directors;

       2. To ratify the appointment of Grant Thornton, LLP as independent auditor for the Company for the fiscal year ending December 31, 1995; and

       3. To transact such other business as may properly come before the meeting.

       The Board of Directors has fixed the close of business on March 31, 1995 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                           By Order of the Board of Directors,



                           Robert J. Ruben
                           Secretary



Dated:  Rochester Hills, Michigan
        April 20, 1995




       STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE.

                             TRANS-INDUSTRIES, INC.
                                2637 ADAMS ROAD
                        ROCHESTER HILLS, MICHIGAN  48309

                                 APRIL 20, 1995

                                PROXY STATEMENT
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 1995

       This Proxy Statement is furnished in connection with the solicitation on behalf of the management of Trans-Industries, Inc. (the "Company"), a Delaware corporation, of proxies for the Annual Meeting of its Stockholders to be held on May 24, 1995 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of its Stockholders accompanying this Proxy Statement.

       This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 20, 1995.

                               PROXY SOLICITATION

       All proxies in the enclosed form which are properly executed and returned to the Company will be voted at the Annual Meeting, and any adjournments thereof, in accordance with any directions thereon, or, if no directions are made, will be voted FOR approval of proposals 1 and 2 set forth in the notice of Annual Meeting. Stockholders who execute proxies may revoke them at any time before they are voted. The enclosed proxy is revocable by a stockholder at any time prior to the exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the Company. Signing and mailing the proxy will not affect a stockholder's right to give a later proxy. If a stockholder executing a proxy attends the meeting and votes in person, the proxy will not be used. As of the close of business on March 31, 1995, the record date, the Company had outstanding 2,927,000 shares of Common Stock. Each such share is entitled to one vote with respect to each matter to be voted on at the meeting.

       The only persons known by the Company to own of record or beneficially more than 5% of the outstanding shares of the Company's Common Stock are those listed under the heading "Principal Stockholders" below.

                             PRINCIPAL STOCKHOLDERS

       Set forth below is information respecting persons who, to the knowledge of the Company, owned beneficially more than 5% of the Company's outstanding shares of Common Stock as of February 28, 1995, as well as the amount and percentage of the Company's outstanding shares owned beneficially by all directors and officers of the Company as a group.

                                                          Shares of Common      Percentage of Common
    Name and Address                                     Stock Beneficially      Stock Owned as of
   of Beneficial Owner                                         Owned             February 28, 1995
   -------------------                                      -----------          -----------------
Dale S. Coenen
  8 Sound Shore Dr.
  Greenwich, CT  06836 .......................              593,277                   20.3%

Duncan Miller
  8 Sound Shore Dr.
  Greenwich, CT  06836 .......................              500,938                   17.1%

Ronald C. Lamparter
  575 Robbins Dr.
  Troy, MI  48083 ............................              180,000                    6.1%

Steven T. Newby
  6116 Executive Ave., Suite 701
  Rockville, MD  20852  ......................              292,135                    9.9%

Trans-Industries, Inc. Profit Sharing Plan
  2637 Adams Road
  Rochester Hills, MI  48309 .................              172,208                    5.9%

All directors and officers as a group
  (9 persons) ................................            1,274,965                   43.6%

                             ELECTION OF DIRECTORS

       At the meeting, four directors are to be elected to hold office until the next annual meeting and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote for the re-election as directors of the persons named in the table below. In case any such nominee should become unavailable for any reason, which the management has no reason to anticipate, the proxy holders reserve the right to substitute another person of their choice in his place. All nominees named in the table below are now directors of the Company and were elected by the stockholders at the annual meeting in 1994. The information concerning the nominees and their security holdings has been furnished by them to the Company.

                                                                              Shares of
                                                                             Common Stock
                                                                             Beneficially
                                Principal Occupation                            Owned
                                   and Name of                                  as of             Percent
                                   Organization                     Director  February 28,          of
  Name and Age                  in Which Carried On                  Since      1995              Class
  ------------                  -------------------                  -----      ----              -----
Dale S. Coenen (66) ..........   Chairman of the Board and             1967     593,277           20.3%
                                  President of the Company

Duncan Miller (70) ...........   Investment Counselor, McConnell       1967     500,938           17.1%
                                  & Miller

Gerald J. Murphy (77).........   Private Investor                      1971     111,156            3.8%

Matthew M. Wirgau (43) .......   President,                            1992       1,000            ----
                                  Johnson Johnson & Roy Inc.

       Each of the nominees has been engaged in the principal occupation set forth above for more than the past five years, with the exception of Mr. Wirgau. Prior to joining Johnson Johnson & Roy Inc., Mr. Wirgau was Senior Vice President of The Farbman Group from 1991 to 1994. Prior to that he was Deputy Administrator of the Federal Transit Administration from 1987 to 1989. Mr. Coenen is a director of the following public corporation: Figgie International, Inc.; and Mr. Miller is a director of the following public corporation: W. R. Berkley Corp.

       In addition to various informal conferences and meetings, the Board of Directors held four regular meetings during 1994. All directors attended all of such meetings. The directors received the following fees: Dale S. Coenen $25,000, Duncan Miller $25,000, Gerald Murphy $23,375, and Matthew Wirgau $25,000. The Company has an Executive Committee of the Board of Directors, which held four meetings during the 1994 fiscal year. The members of the Executive Committee are Dale S. Coenen and Duncan Miller.

       The Company has an Audit Committee of the Board of Directors, consisting entirely of directors, three of whom are not officers or employees of the Company. Its members are Dale S. Coenen, Duncan Miller, Gerald Murphy and Matthew Wirgau. The Audit Committee held four meetings during the 1994 fiscal year. It reviews the scope and results of the independent accountants' examination and related fees, company management letters, and internal audit activity of the Company and other pertinent auditing and internal control matters.

       The Company does not have nominating or compensation committees.

                             EXECUTIVE COMPENSATION

       The following table sets forth information concerning the compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 1994, 1993 and 1992 of those persons who were, at December 31, 1994, (i) the Chief Executive Officer and (ii) the next four most highly compensated executive officers of the Company and its subsidiaries (the "named officers").

                        SUMMARY CASH COMPENSATION TABLE

                                       Annual Compensation
                                      --------------------

                                                       Other Annual   All Other
Name and Principal               Salary       Bonus    Compensation Compensation
  Position               Year    ($)(3)     ($)(1)(3)     ($)(3)      ($)(2)(3)
- ------------------       ----   --------    ---------    --------     ---------
Dale S. Coenen           1994   $241,813     $   -0-      $25,000       $  -0-
Chairman of the          1993    230,125      10,000       25,000          -0-
   Board and             1992    202,940         -0-       25,000        8,321
   President of
   Trans-Industries,
   Inc.

Jessie D. Swinea, Jr.    1994    113,593         -0-          -0-          600
President of             1993    106,490       5,000          -0-          600
   Vultron, Inc.         1992    102,251         -0-          -0-        4,793

O.K. Dealey, Jr.         1994    101,968         -0-          -0-        1,530
President of             1993    100,322         -0-          -0-        1,505
   Transmatic, Inc.      1992     91,124         -0-          -0-        4,547

Kenneth Cook             1994     95,658         -0-          -0-        1,435
Vice President of        1993     93,755       3,000          -0-        1,406
   Vultron, Inc.         1992     90,876         -0-          -0-        4,396

Delmer G. Fields         1994     79,693         -0-          -0-          450
President of             1993     78,826       7,550          -0-        1,182
   Transign, Inc.        1992     78,718         -0-          -0-        3,928


(1) The bonuses reported in the table are indicated for the year paid, not necessarily the year earned.
(2) "All Other Compensation" consists of discretionary contributions to the Company's Defined Contribution Plan and Company matching contributions to the 401(k) Plan.
(3) The incremental cost to the Company and its subsidiaries of providing incidental personal benefits to executive officers of the Company did not, for the 1994 fiscal year, exceed 10% of the cash compensation for any individual named in the Summary Cash Compensation Table.

       The Company does not know of any transactions in which the amount involved exceeds $60,000 and in which any director, officer, or any security holder who is known to the Company to own of record or beneficially more than five percent of the Company's voting securities, or any immediate family member of any such persons was involved.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a Compensation Committee. Recommendations as to compensation are made by the Executive Committee of the Board of Directors consisting of Mr. Dale Coenen and Mr. Duncan Miller. Decisions as to compensation are made by the whole Board, except that Mr. Coenen does not participate in any recommendations or decisions concerning his own compensation. No member of the Board, other than Mr. Coenen, is an officer or employee of the Company or any of its subsidiaries.


           FACTORS CONSIDERED IN DETERMINING EXECUTIVE COMPENSATION

     Compensation levels of all salary positions are reviewed periodically by outside consultants and compared with positions of similar scope and responsibility with those among a peer group of companies. In determining compensation payable to the CEO, the Board (exclusive of Mr. Coenen), takes into account such compensation levels and the operating position of the Company. With respect to the other "named officers", the Board considered the performance of the respective subsidiary in which the executive served (including sales, earnings, and return on assets), levels of compensation paid to comparable executives, responsibilities involved, and the need for adequate incentives to improve future performance.


                              PROFIT SHARING PLAN

     A Defined Contribution Plan was adopted by the Company in 1977, and is nondiscriminatory, portable, clifftype vesting, and completely Company financed for all full time employees of Trans-Industries, Inc. and its subsidiaries with one year or more of service. Contributions are established annually by action of the Board of Directors based on profits, cash flow, and other pertinent factors. For 1994, there was no contribution made to the Plan. Distribution of accounts is made upon termination of employment. Due to the variable circumstances surrounding the Company's decision to contribute to the Plan in any given year, the Company has determined that it is not feasible to project estimated annual benefits payable upon retirement at normal retirement age for each of the "named officers."

     Incorporated into the Defined Contribution Plan is a 401(k) feature, whereby the Company matches the employee's deferrals at a rate of 25 percent. The Company's contributions to the 401(k) plan amounted to $24,000 for 1994.

     The Company has no stock option plans, grants of stock appreciation rights, or long term incentive plan awards.

                  SHAREOWNER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of a broad index of the NASDAQ Market and an index of non-financial stocks for the period December 31, 1989 through December 31, 1994.


                      FIVE YEAR CUMULATIVE TOTAL RETURN
          TRANS-INDUSTRIES, INC., NASDAQ MARKET INDEX (US COMPANIES)
                    AND NASDAQ NON-FINANCIAL STOCKS INDEX


                             [PERFORMANCE GRAPH]

  Ending 12/31               1989     1990     1991     1992     1993     1994
  NASDAQ Index              100      85       136      159      181      177
  Non-Financial Index       100      88       142      155      178      170
  Trans-Industries, Inc.    100      50        58       54       38       38

                 ASSUMES $100 INVESTED ON DECEMBER 31, 1989.
               TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton, LLP, Southfield, Michigan, acted as the Company's independent certified public accountants for the year 1994. Prior thereto, KPMG Peat Marwick, LLP, Detroit, Michigan, acted as the Company's independent public accountants. As stated in the notice of the meeting, it will be proposed that the stockholders ratify the appointment of Grant Thornton, LLP as auditor for the Company for the fiscal year ending December 31, 1995. A representative of Grant Thornton, LLP is expected to be present at the meeting and will have an opportunity to make a statement if he so desires. He will also be available to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

     Any proposals by stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Company at its office at 2637 Adams Rd., Rochester Hills, Michigan 48309 no later than December 20, 1995.


                                    GENERAL

     The management does not know of any matters other than the foregoing which will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment.
     The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services.
     The Company will provide any stockholder of record at the close of business on March 31, 1995, without charge, upon written request to its Secretary at 2637 Adams Rd., Rochester Hills, Michigan 48309, a copy of the Company's Annual Report and Form 10-K for the fiscal year ended December 31, 1994.
     In order to assure a quorum, whether or not you plan to attend the meeting, you are urged to forward your proxy without delay. If you do attend the meeting and vote, your proxy will not be used. A prompt response will aid management in preparing for the Annual Meeting and, accordingly, will be greatly appreciated.




                                         By Order of the Board of Directors,



                                         Robert J. Ruben
                                         Secretary



April 20, 1995

                             TRANS-INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 24, 1995
                      SOLICITED BY THE BOARD OF DIRECTORS

       The undersigned hereby appoints each of Dale S. Coenen and Kai Kosanke as Proxies, each with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of TRANS-INDUSTRIES, INC., held of record by the undersigned on March 31, 1995, at the Annual Meeting of Stockholders to be held at the Northfield Hilton, 5500 Crooks Rd., Troy, Michigan on May 24, 1995, or any adjournment thereof. The Board of Directors recommends a vote FOR proposals (1) and (2):
1.  Election of four directors to hold office for a term of one year.
       / / FOR all nominees listed below        / / WITHHOLD AUTHORITY
           (except as marked to the contrary        to vote for all
            below)                                  nominees listed below
       Dale S. Coenen, Duncan Miller, Gerald J. Murphy, and Matthew M. Wirgau. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

- --------------------------------------------------------------------------------
2.  Proposal to ratify selection of Grant Thornton as independent auditor for the Company.
                       / / FOR           / / AGAINST          / / ABSTAIN
                    (continued and to be signed on reverse)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


    __________________________   _________________________ Date __________, 1995
    Signature of Stockholder     Signature of Stockholder





    Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.